Second Amendment to Credit Agreement

This amendment ("**Amendment**") (dated as of March 1, 2017) is between JPMorgan Chase Bank, N.A. (together with its successors and assigns, the "**Bank**"), and Nautilus, Inc. (the "**Borrower**").

1. **Preliminary Statements.**

1.1 **Credit Agreement.** The Borrower and the Bank are each a party to that certain Credit Agreement dated as of December 5, 2014 (as amended, restated, extended, supplemented or otherwise modified from time to time, the "**Credit Agreement**"), pursuant to which and subject to the terms and conditions therein contained, the Bank has approved a credit facility to the Borrower in the principal sum not to exceed $20,000,000.00 in the aggregate at any one time outstanding and a term loan to the Borrower in the principal sum of $80,000,000.

1.2 **Requested Amendment.** The Borrower has requested that the Bank make certain modifications to the Credit Agreement, which the Bank has agreed to do, subject to the terms and conditions of this Amendment.

2. **Definitions and Interpretations.**

2.1 **Definitions.** All capitalized terms used in this Amendment and not otherwise defined herein have the meanings specified in the Credit Agreement.

2.2 **Interpretations.** The rules of construction and interpretation specified in Section 2.1 of the Credit Agreement also apply to this Amendment and are incorporated herein by this reference.

3. **Amendments to Loan Documents.** Subject to the terms and conditions of this Amendment, the Bank and the Borrower agree as follows:

3.1 **Amendments to Credit Agreement.** The Credit Agreement is hereby amended as follows:

A. **Section 2.1.** In Section 2.1, the following definition is added, and succeeding definitions re-lettered accordingly:

Q. **"Net Liquidity"** means the value of all cash and marketable securities minus the sum of the outstanding principal amount of Facility A plus all L/C Obligations.

B. **Section 5.2(M).** Section 5.2(M) is deleted and the following substituted in its stead:

M. **Fixed Charge Coverage Ratio.** Permit its "Fixed Charge Coverage Ratio" (hereinafter defined in this subsection) for any "Test Period" (hereinafter defined in this subsection) to be less than 1.25 to 1.00. As used in this subsection, the term "Fixed Charge Coverage Ratio" means its ratio of (i) net income, *plus* amortization expense, *plus* depreciation expense, *plus* interest expense, *plus* income tax expense, *plus* rent and operating lease expense, *plus* non-cash stock based compensation, *plus* a one-time addition of expenses paid in cash by Borrower in connection with the acquisition of the Equity Interests of OF Holdings and the related financing, in an aggregate amount not to exceed $1,000,000, *plus* other non-cash, non-recurring expenses agreed to by Bank, *minus* other non-cash or non-recurring income as agreed to by Bank, *minus* Capital Expenditures made which were not financed with long term debt, *minus* income tax expense, *minus* Restricted Payments made (but only to the extent that the Net Liquidity as of the last day of the Test Period is less than $50,000,000; if the Net Liquidity as of such date is less than $50,000,000, the amount of Restricted Payments so subtracted shall be equal to the lesser of the actual Restricted Payments made or $50,000,000 minus the Net Liquidity as of such date), *minus*, to the extent not included in the calculation of net income, cash earnout payments made to the sellers of Equity Interests of OF Holdings, Inc., all computed for the Test Period, to (ii) scheduled principal payments made on long term debt, *plus* the principal portion of capitalized lease payments made, *plus* interest expense, *plus* rent and operating lease expense, all computed for the Test Period. As used in this subsection, the term "Test Period" means each period of four consecutive fiscal quarters. Notwithstanding anything else contained in the

Credit Agreement, the Fixed Charge Coverage Ratio shall be determined for Borrower and its Subsidiaries on a consolidated basis.

4. **Conditions Precedent to Effectiveness of Amendment.** Notwithstanding anything contained herein to the contrary, this Amendment shall become effective as of March 1, 2017; *provided* that each of the following conditions is fully and simultaneously satisfied on or before March 1, 2017:

4.1 **Delivery of Amendment.** The Borrower and the Bank shall have executed and delivered counterparts of this Amendment to each other, sufficient in number for distribution to the Borrower and the Bank;

4.2 **Authorization.** The Bank shall have received such evidence of corporate authority and action as the Bank shall request demonstrating that the execution, delivery and performance of this Amendment has been duly authorized by the Borrower;

4.3 **Representations.** The representations of the Borrower and any other parties, other than the Bank, in the Related Documents are true on and as of the effective date of this Amendment;

4.4 **No Event of Default.** No default, event of default or event that would constitute a default or event of default but for the giving of notice, the lapse of time or both, has occurred in any provision of the Credit Agreement, the Note or any other Related Documents and is continuing; and

4.5 **Additional Approvals, Opinions, and Documents.** The Bank shall have received any other approvals, opinions and documents as it may reasonably request.

5. **No Further Amendment.** Except as expressly modified by this Amendment, the Credit Agreement and the other Related Documents shall remain unmodified and in full force and effect and the parties hereby ratify their respective obligations thereunder.

6. **Reservation of Rights.** The Borrower acknowledges and agrees that the execution and delivery by the Bank of this Amendment shall not be deemed to create a course of dealing or otherwise obligate the Bank to forbear or execute similar amendments under the same or similar circumstances in the future.

7. **Miscellaneous.**

7.1 **Governing Law.** This amendment shall be governed by and construed in accordance with the laws of the State of Washington (without giving effect to its laws of conflicts).

7.2 **Counterparts.** This amendment may be executed in multiple counterparts, each of which, when so executed, shall be deemed an original, but all such counterparts, taken together, shall constitute one and the same amendment. Delivery of an executed counterpart of a signature page of this Amendment by telecopy or other electronic imaging means shall be effective as delivery of a manually executed counterpart of this Amendment.

7.3 **Integration.** This Amendment, the Credit Agreement and the other Related Documents embody the entire agreement and understanding between the Borrower and the Bank and supersede all prior agreements and understandings relating to their subject matter. If any one or more of the obligations of the Borrower under this amendment is invalid, illegal or unenforceable in any jurisdiction, the validity, legality and enforceability of the remaining obligations of the Borrower shall not in any way be affected or impaired, and the invalidity, illegality or unenforceability in one jurisdiction shall not affect the validity, legality or enforceability of the obligations of the Borrower under this amendment in any other jurisdiction.

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7.4 **<u>ORAL AGREEMENTS OR ORAL COMMITMENTS TO LOAN MONEY, EXTEND CREDIT, OR TO FORBEAR FROM ENFORCING REPAYMENT OF A DEBT ARE NOT ENFORCEABLE UNDER WASHINGTON LAW.</u>**

Borrower:

Nautilus, Inc.

By: [signature]

S. NAYAR

Printed Name Title

Date Signed: 3.1.17

Bank:

JPMorgan Chase Bank, N.A.

By: [signature]

Sarah Griffin Underwriter

Printed Name Title

Date Signed: 3-7-17